 EXHIBIT 32.1

Certification of Chief Executive Officer of Citizens, Inc. Pursuant to 18 U.S.C. §1350

I, Gerald W. Shields, certify that:

In connection with the Quarterly Report on Form 10-Q of Citizens, Inc. (the "Company") for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gerald W. Shields, Interim Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Gerald W. Shields
Name:	Gerald W. Shields
Title:	Interim Chief Executive Officer and President

Date:	November 4, 2021

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